As filed with the Securities and Exchange Commission on May 8, 1996
                                                       Registration No. 33-98400


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                (AMENDMENT NO. 4)


                     ADVANCED DEPOSITION TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                                        04-2865714
  (State or other jurisdiction                           (IRS Employer
of incorporation or organization)                      Identification No.)


                           GLENN J. WALTERS, PRESIDENT
                     Advanced Deposition Technologies, Inc.
                          580 Myles Standish Boulevard
                          Taunton, Massachusetts 02780
                                 (508) 823-0707
   (Address of registrant's principal executive office and agent for service)

                                   Copies to:
                             PAUL D. BROUDE, ESQUIRE
                            ANDREW D. MYERS, ESQUIRE
                           O'Connor, Broude & Aronson
                          950 Winter Street, Suite 2300
                          Waltham, Massachusetts 02154
                                 (617) 890-6600

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [ X ]



                                          CALCULATION OF REGISTRATION FEE

- ----------------------------- ----------------- ---------------------- ---------------------- ----------------------
                                                                       Proposed
Title of Each Class                             Proposed Maximum       Maximum                Amount of
of Securities to Be           Amount to be      Offering Price         Aggregate              Registration
Registered                    Registered(1)     per Share              Offering Price         Fee(1)

- ----------------------------- ----------------- ---------------------- ---------------------- ----------------------

Common Stock, $.01 par
value......................          2,600,000  $5.00
                                                                                  $13,000,000  $4,482.76
Class B Common Stock
Purchase Warrants .......            1,250,000  $0.00                                  $0.00  $0.00

TOTAL........................                   $5.00                             $13,000,000  $4,482.76


- ----------------------------- ----------------- ---------------------- ---------------------- ----------------------



(1) The Company has already paid the registration fee for the securities included in this Registration Statement.


(2) Includes additional shares of Common Stock issuable upon exercise of the Registrant's redeemable common stock purchase warrants (the "IPO Warrants") sold in its initial public offering and warrants issued to the representative underwriters of its initial public offering (the "Representative's Warrants").


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.




                    Subject to Completion: Dated May 8, 1996
PROSPECTUS
                     ADVANCED DEPOSITION TECHNOLOGIES, INC.


                        2,600,000 SHARES OF COMMON STOCK
           1,250,000 CLASS B REDEEMABLE COMMON STOCK PURCHASE WARRANTS

         This Prospectus relates to (i) 1,150,000 shares of Common Stock, $.01 par value per share (the "Common Stock"), of Advanced Deposition Technologies, Inc., a Delaware corporation (the "Company"), issuable upon the exercise of redeemable common stock purchase warrants (the "IPO Warrants") issued in connection with the Company's initial public offering completed on September 17, 1993 (the "IPO"), (ii) 200,000 shares of Common Stock issuable upon exercise of warrants issued to the representative of the underwriters of the IPO (the "Representative's Warrants"), (iii) 1,250,000 Class B Redeemable Common Stock Purchase Warrants (the "Class B Warrants") and (iv) 1,250,000 shares of Common Stock underlying the Class B Warrants. For a period of 30 days following the effective date of this Prospectus (the "30-day Period"), each IPO Warrant will entitle the holder to purchase one share of Common Stock at an exercise price of $5.00 per share and receive one Class B Warrant for no additional consideration. After the 30-Day Period through March 8, 1997, two IPO Warrants will entitle the holder to purchase one share of Common Stock at an exercise price of $5.00 per share. No Class B Warrants will be issued following the 30-Day Period, unless such period is extended by the Board of Directors of the Company. The Common Stock and Class B Warrants are sometimes referred to herein as the "Securities."


         Each Class B Warrant will entitle the holder to purchase one share of Common Stock at an exercise price of $5.00 per share through May __, 1998. The Class B Warrants will only become exercisable if the Company increases its authorized number of shares of Common Stock. The IPO Warrants and Class B Warrants are redeemable by the Company at a redemption price of $.10 per warrant at any time on 30 days' prior written notice, provided that the market price of the Common Stock equals or exceeds $7.00 per share for 10 consecutive trading days ending within 20 days prior to the notice of redemption. The IPO Warrants and Class B Warrants are sometimes collectively referred to herein as the "Warrants." The Representative's Warrants are exercisable to purchase Common Stock and/or redeemable warrants at $6.43 per share and $.14 per warrant, respectively. The redeemable warrants underlying the Representative's Warrants are exercisable at a price of $8.65 per share. During the 30-Day Period, persons who exercise the redeemable warrants underlying the Representative's Warrants will receive one Class B Warrant. See "DESCRIPTION OF SECURITIES."


         The Company will receive the exercise price upon the exercise, if any, of the IPO Warrants and/or the Representative's Warrants.


         The Company's Common Stock and IPO Warrants are traded on the NASDAQ Small-Cap Market ("NASDAQ") under the symbols "ADTC" and "ADTCW," respectively. On April 24, 1996, the closing bid and ask prices of the Company's Common Stock on NASDAQ were $5 3/8 and $5 3/4 per share, respectively. The closing bid and ask prices for the IPO Warrants on NASDAQ were $17/16 and $19/16, respectively. No market exists for the Class B Warrants and no assurance can be given that a market for such securities will develop or, if developed, be sustained.


         An investment in the Common Stock and Warrants involves a high degree of risk. See "Risk Factors" contained elsewhere in this Prospectus.

                                 -------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 -------------

                THE DATE OF THIS PROSPECTUS IS ___________, 1996.



                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copies thereof may be obtained, at prescribed rates, at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Company has filed a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Act"), covering the Common Stock included in this Prospectus. This Prospectus does not contain all the information set forth in or annexed to exhibits to the Registration Statement filed by the Company with the Commission and reference is made to such Registration Statement and the exhibits thereto for the complete text thereof. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as part thereof, copies of which may be obtained at prescribed rates upon request to the Commission in Washington, D.C. Any statements contained herein concerning the provisions of any documents are not necessarily complete, and, in each instance, such statements are qualified in their entirety by reference to such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission.

                           INCORPORATION BY REFERENCE

     The following documents, which have been filed by the Company with the Commission under the Act and the Exchange Act, are incorporated by reference in this Prospectus:


              (1) The Company's Annual Report on Form 10-KSB for the year ended
                  December 31, 1995, as amended and filed with the Commission on April 29, 1996, file number 1-12230;

              (2) The Company's Definitive Proxy Statement for its 1995 Annual
                  Meeting of Stockholders filed with the Commission on May 6, 1996 file number 1-12230;

              (3) The Company's  Amendment  No. 2 to its Form SB-2  Registration
                  Statement filed with the Commission on September 3, 1993, file number 33-66324-B; and

              (4) Description  of the  Company's  Common Stock in the  Company's
                  Form 8-A/A Registration Statement, dated August 27, 1993, as amended, file number 1-12230.


     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering described herein shall be deemed to be incorporated by reference into this Prospectus from the respective dates those documents are filed. If any statement in this Prospectus or any document incorporated by reference in this Prospectus is modified or superseded by a statement in this Prospectus, the earlier statement will be deemed, for the purposes of this Prospectus, to have been modified or superseded by the subsequent statement, and the earlier statement is incorporated by reference only as modified or to the extent it is not superseded.

     The Company will furnish its stockholders with annual reports containing audited financial statements and such interim reports as it deems appropriate.

     IN CONNECTION WITH THIS OFFERING, CERTAIN SELLING GROUP MEMBERS MAY ENGAGE IN PASSIVE MARKET MAKING TRANSACTIONS IN THE COMMON STOCK ON THE OVER THE COUNTER MARKET ON NASDAQ IN ACCORDANCE WITH RULE 10B-6A UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. SEE "PLAN OF DISTRIBUTION."

                                       3


                                   THE COMPANY

                                    OVERVIEW

     Advanced Deposition Technologies, Inc. (the "Company") develops, manufactures, markets and sells patented and proprietary metallized films for energy management applications, primarily within the electronics and food packaging industries. The Company produces metallized films by applying an ultra-thin layer or layers of vaporized metal onto different types of polymer films. From 1993 through 1995, the Company developed several new products based on its proprietary method for metallizing film in high-resolutions patterns. The Company markets and sells many of its new products to the food packaging industry and actively pursues other applications for its patterned, metallized films.

     The primary source of the Company's revenues to date has been from sales to the electronic capacitor market. During the years ended December 31, 1995, 1994 and 1993 the Company's sales to the food packaging market totalled approximately $2,737,000 (28.7% revenues), $1,763,000 (27.9% of revenues) and $92,000 (1.6% of revenues), respectively. While the Company expects that its sales to the electronic capacitor market will continue to account for a significant part of its business, the Company believes the market for its food packaging products and other potential applications for its metallized films will generate much of its anticipated future growth in revenues.

     The Company began operations in 1985 as a supplier of metallized film to the electronic capacitor industry. In 1989, the Company developed and introduced its first metallized films for use in microwave food packaging applications. The Company's metallized films for microwavable foods create heat fields within the package, resulting in more uniformly cooked food than conventional microwave food packaging. The Company generally sells metallized film packed in rolls to converters, who incorporate the film into a final food package.

     In 1994, the Company introduced a microwave browning and crisping bag (the "ACCU-CRISP(R) Bag"), made witH a patented fuse susceptor metallized film. The Company has sold the ACCU-CRISP(R) Bags through retail channels. The Company has also developed, and manufactured on a limited basis for evaluation purposes, authentication holograms, electronic article surveillance tags, electrostatic discharge materials, microwave sterilization devices and solar protective films using the Company's metallization process.

     The Company's executive offices and manufacturing operations are located at 580 Myles Standish Industrial Park, Taunton, Massachusetts 02780. Its telephone number is (508) 823-0707.

RISK FACTORS

     The Securities offered hereby involves a high degree of risk, including risks associated with the Company's recent history of losses; working capital deficit; intense competition; expansion into new markets and need for additional financing, among others. Purchasers should carefully consider the information presented under "Risk Factors" beginning on page 6.

                                       4


                                  RISK FACTORS

     The Securities offered hereby involves a high degree of risk. The Securities should not be purchased by persons who cannot afford the loss of their entire investment. Purchasers should carefully consider the information presented below.

RECENT HISTORY OF LOSSES; WORKING CAPITAL DEFICIT; AUDITORS' REPORT CONTAINS EXPLANATORY PARAGRAPH

     The Company reported net income of approximately $6,000 for the year ended December 31, 1995 and net losses of approximately $1,809,000 for the year ended December 31, 1994. As of December 31, 1995, the Company had a working capital deficiency of approximately $1,381,000 and an accumulated deficit of approximately $2,088,000. The report of the Company's independent accountants upon the Company's financial statements incorporated herein by reference contains an explanatory paragraph, which states that the Company has working capital deficiency, primarily due to the classification of certain obligations to a bank, described below, as short term. These conditions raise substantial doubt as to the Company's ability to continue as a going concern. The Company must refinance its existing bank obligation, as well as an obligation to Printpack in order to continue operating in its current form. In addition, in order to operate profitably in the future, the Company must successfully market its new products to new industries, sell these products to existing and new customers, increase gross margins through higher volumes and manufacturing efficiencies, and control its operating expenses. There can be no assurance that the Company will operate on a profitable basis in the future.

NEED FOR ADDITIONAL FINANCING

     Based on the Company's operating plan, the Company anticipates that it will require additional financing to meet its on-going obligations and current plans for expansion. No assurance can be given that the Company will be successful in obtaining such financing on favorable terms, or at all. The Company currently has line of credit and term loan facilities with a bank, pursuant to which it has pledged substantially all of its assets. The Company's line of credit facility expired on December 31, 1995. The bank has agreed to allow the Company until June 30, 1996 to find alternative financing arrangements. However, no assurance can be given that a refinancing will be completed on a timely basis on commercially reasonable terms, or at all. If the Company's current bank requires the Company to repay its loans before replacement financing is obtained, it would have a material adverse effect on the Company's ability to continue its operations as presently conducted. See "Use of Proceeds," "Plan of Distribution" and "Description of Securities"

                                       5

COMPETITION

     The food packaging industry is highly competitive and subject to changes in the types of food products requiring packaging and food preparation. The Company will depend on its abilities to provide high quality, cost-effective metallized film for the food packaging industry, to establish continuing relationships with microwave and non-microwave food packaging companies, and to respond to the changing needs of the marketplace in order to compete successfully in this industry. The Company competes with numerous providers of food packaging and food packaging supplies, many of which have a longer history of operations and substantially greater financial, marketing, technical and other resources than the Company, all of which may give them numerous competitive advantages. No assurance can be given that current and future competitors will not develop new or enhanced technologies or products perceived to be superior to those sold or developed by the Company. No assurance can be given that the Company can successfully compete or operate profitably in such a competitive environment.

     The electronic capacitor market in which the Company competes is also highly competitive. The Company competes with competitors in this market which have substantially greater financial, marketing, technical and other resources than the Company. No assurance can be given that current and future competitors will not develop new or enhanced technologies perceived to be superior to those sold or developed by the Company. In recent years, there has been increasing price competition in this market, resulting in reduced margins. No assurance can be given that the Company will continue to compete successfully in this market.

RISK OF EXPANSION INTO NEW MARKETS; RELIANCE ON DISTRIBUTION PARTNERS

     The Company recently developed products for, and began to focus much of its marketing efforts on, the microwave food packaging and other industries. The Company has only recently begun to generate revenues from these markets, and no assurances can be given that such revenues will continue or will economically justify the Company's development and marketing efforts in these areas. In addition, the Company's initial expansion into certain new markets may be dependent on relationships with potential marketing and distribution partners, and on new partners' success in these markets with products supplied by the Company. The Company's expansion plans into new markets will subject the Company to all of the risks incident to the expansion of a small business, particularly the possible adverse impact associated with the integration of new lines of products into the Company's existing operations and the potential diversion of management time and attention from the Company's traditional line of business. In addition, no assurance can be given that new products can be effectively marketed and sold by the Company on a profitable basis. Companies that establish new product lines directed toward new markets frequently encounter unforeseen expenses, difficulties, complications and delays.

                                       6


DEPENDENCE ON MAJOR CUSTOMERS

     Two customers accounted for approximately 34% and 11%, respectively, of the Company's revenues in the year ended December 31, 1995. Substantially all of the Company's sales of food packaging material, not including sales of ACCU-CRISP(R) Bags which are ordinarily made through retail channels, were made to Printpack Enterprises, Inc. ("Printpack") the customer that accounted for 34% of the Company's revenues in 1995. The Company has entered into a letter agreement with Printpack that involves, among other things, terminating a purchase agreement and lease agreement between the parties. The Company cannot currently predict the effect the termination of these agreements will have on the Company. No assurance can be given that the Company will continue to recognize revenue from Printpack in the future. If the Company were to substantially reduce doing business with any of its major customers, the Company's business and results of operations could be materially and adversely effected.

PATENTS AND PROPRIETARY TECHNOLOGY

     The  Company has been  granted  eight  patents  and has filed eight  patent applications with the U.S. Patent and Trademark Office. Most of the patent applications pertain to products, such as the Company's ACCU-CRISP(R) Bags and proposed security hologram products, made with vaporized metals deposited onto substrates. In addition, the Company has pending patent applications in Europe and Japan. The Company's patent and trade secret rights are of material importance to the Company and its future prospects. No assurance can be given that the patents will be held valid if subsequently challenged, that any additional patents will be issued or that the scope of any patent protection will exclude competitors. No assurance can be given that any patents will provide competitive advantages for the Company's products. Even if a competitor's products were to infringe patents owned by the Company, it would be costly for the Company to enforce its rights in an infringement action and would divert funds and management resources from the Company's operations. Furthermore, no assurance can be given that the Company's products will not infringe any patents of others. If valid patents are infringed upon by the Company, the patent owners might be able to prevent the future use, sale and manufacture of the Company's products. Also, the Company may be required to pay damages for past infringement, or to pay license fees or royalties on future sales of any infringing products, if a license could be obtained. To date, no legal action has been initiated against the Company for infringement of any patents.

     The Company also relies on trade secrets that it seeks to protect, in part, through confidentiality agreements with employees, consultants and other parties. No assurance can be given that these agreements will not be breached, that the Company will have adequate remedies for any breach, or that the Company's trade secrets will not otherwise become known to or independently developed by existing or potential competitors of the Company. As the Company intends to enforce its patents, trademarks and copyrights and protect its trade secrets, it may be involved from time to time in litigation to determine the enforceability, scope and validity of these rights. Any such

                                       7



litigation could result in substantial cost to the Company and diversion of effort by the Company's management and technical personnel.

LIMITED PRODUCT LINES; TECHNOLOGICAL CHANGE

     The Company's metallized films developed for the electronic capacitor and food packaging markets are presently the Company's primary commercial products. Although the Company is expanding its product line sold within these markets and is currently developing additional applications for its products, no assurance can be given that any proposed application or product can be successfully developed, marketed or sold on a profitable basis.

     The electronic capacitor and microwave food packaging markets in which the Company operates are undergoing rapid technological change. No assurance can be given that the development of new technology by others will not render the Company's products obsolete or commercially unmarketable.

NO DIVIDENDS

     The Company has not paid dividends on its Common Stock since its inception and does not intend to pay any dividends to its stockholders in the foreseeable future. The Company currently intends to reinvest earnings, if any, in the development and expansion of its business. The Company's bank lender prohibits payment of dividends without the bank's prior consent.

CONTROL BY CURRENT MANAGEMENT

     Assuming no exercise of the IPO Warrants and the Representative's Warrant, the current Directors and Executive Officers of the Company will own approximately 30% of the outstanding Common Stock. As a result, the current management will be able to exert substantial influence over the election of all of the members of the Board of Directors and the outcome of any issues which may be subject to a vote of the Company's stockholders.

POTENTIAL SALES PURSUANT TO RULE 144

     The sale, or availability for sale, of substantial amounts of Common Stock in the public market subsequent to this offering pursuant to Rule 144 under the Act ("Rule 144") or otherwise could adversely affect the market price of the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities or debt financing. The availability of Rule 144 to the holder of restricted securities of the Company would be conditioned on, among other factors, the availability of certain public information concerning the Company. Of the Company's 3,169,870 shares of Common Stock issued and outstanding as of April 22, 1996 Prospectus, 1,522,818 shares of Common Stock are "restricted securities" as that term is defined in Rule 144 promulgated under the Act and may, under certain circumstances, be sold immediately

                                       8


without registration pursuant to Rule 144. See "DESCRIPTION OF SECURITIES - Shares Eligible for Future Sale."

ABSENCE OF ACTIVE PUBLIC MARKET; NO PUBLIC MARKET FOR CLASS B WARRANTS; POSSIBLE VOLATILITY IN PRICE OF SECURITIES

     The level of trading in the Company's Common Stock on NASDAQ has been volatile and no assurance can be given that a sustained, active market will develop. Accordingly, purchasers of the Common Stock may experience difficulty selling or otherwise disposing of such Common Stock. In addition, there is no established public market for the Class B Warrants and no assurance can be given that a public market for such securities will ever develop or, if developed, be sustained.

     The stock market has from time to time experienced significant price and volume fluctuations that may be unrelated to the operating performance of any particular company. In addition, the market prices of the securities of many publicly traded emerging companies, including the Company, have in the past been, and can in the future be expected to be, especially volatile. Various factors and events, including future announcements of technological innovations or new products by the Company or its competitors, developments or disputes concerning, among other things, patents or proprietary rights, publicity regarding actual or potential results relating to products under development by the Company or its competitors, and economic and other external factors, as well as period-to-period fluctuations in the Company's financial results, may have a significant impact on the market price of the securities and the Company's business.

SUBSTANTIAL OPTIONS, WARRANTS AND SHARES RESERVED

     Under the Company's 1993 Stock Option Plan (the "1993 Plan"), the Company may issue options to purchase 300,000 shares of Common Stock to employees, officers, directors and consultants, of which options to purchase 234,500 shares of Common Stock were outstanding on March 25, 1996 at a weighted average exercise price of $2.10 per share. The 1993 Plan allows the Board of Directors to grant options with an exercise price that is less than, but reasonably related to, the fair market value of the Common Stock on the date of the grant without stockholder approval. Other options to purchase 60,922 shares of Common Stock remained outstanding as of March 25, 1996 at a weighted average exercise price of approximately $2.19 per share. In addition, the Company has reserved 50,000 shares of Common Stock for issuance upon exercise of stock options that may be granted under its 1994 Formula Stock Option Plan (the "Formula Plan"), of which options to purchase 6,000 shares of Common Stock at a weighted average exercise price of $3.15 per share are outstanding as of March 25, 1996. Under the Formula Plan, any non-employee who becomes a member of the Company's Board of Directors receives an option to purchase 1,500 shares of Common Stock, which vests annually in thirds beginning on the date of the grant subject to the individual continuing to serve on the Board of Directors. In addition, each non-employee who has served on the Board of Directors for at least one full year receives an option to purchase 1,000 shares of Common Stock to vest one year from the date of the grant. The exercise price of all options

                                       9


granted under the Formula Plan is equal to the fair market value of the Common Stock on the date of the grant. The 1993 Plan and Formula Plan are sometimes referred to herein as the "Plans."


     The IPO Warrants and Class B Warrants will be exercisable to purchase shares of Common Stock until March 8, 1997 and May __, 1998, respectively, and the Representative's Warrants grant the holders thereof the right to purchase up to 100,000 shares of Common Stock and up to 100,000 redeemable warrants through September 9, 1998. See "DESCRIPTION OF SECURITIES."


     The existence of the IPO Warrants, Class B Warrants and the Representative's Warrant and the Options may prove to be a hindrance to future financing by the Company. In addition, the exercise of any such options or warrants may further dilute the net tangible book value of the Common Stock. Further, the holders of such options and warrants may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company.

UNCERTAIN TERMS OF CLASS B WARRANTS


     The Class B Warrants are exercisable only if holders of two-thirds of the Company's outstanding shares of Common Stock approve an amendment (the
"Amendment") to the Company's Certificate of Incorporation to increase the Company's number of authorized shares of Common Stock. The Company's stockholders will vote on the Amendment at the Company's 1995 Annual Meeting of Stockholders (the "Annual Meeting"), currently scheduled to be held on May 31, 1996. If the Amendment is not approved by holders of two-thirds of the outstanding shares of the Company's Common Stock at the Annual Meeting or otherwise, the Class B Warrants will not become exercisable and would therefore not have any value.


POSSIBLE ABEYANCE OF MARKET MAKING ACTIVITIES

     In connection with any solicitation by the Representative, unless granted an exemption by the Securities and Exchange Commission (the "Commission") from its Rule 10b-6, promulgated under the Exchange Act, the Representative and any other soliciting broker-dealer will be prohibited from engaging in any market making activities with respect to the Company's securities for the period commencing either two or nine business days (depending on the market price of the Common Stock) prior to any solicitation of the exercise of the Warrants until the later of (i) the termination of such solicitation activity or (ii) the termination (by waiver or otherwise) of any right which the Representative or any other soliciting broker-dealer may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Representative or any other soliciting broker-dealer may be unable to provide a market for the Company's securities, should they desire to do so, during certain periods while the Warrants are exercisable. Such solicitations and reduction in the number of market makers could adversely affect the market price of the securities.

                                       10


NON-REGISTRATION IN CERTAIN JURISDICTIONS OF SHARES UNDERLYING THE WARRANTS; REQUIREMENT TO MAINTAIN CURRENT PROSPECTUS; POSSIBLE REDEMPTION OF WARRANTS


     Purchasers of the Warrants will have the right to exercise them to purchase shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the state or states in which the purchaser resides. The Company has undertaken and intends to maintain a current prospectus which will permit the purchase and sale of the Common Stock underlying the Warrants, but there can be no assurance that the Company will be able to do so. The Company will not call the Warrants for redemption at any time a current prospectus is not effective. The Company intends to seek to qualify the shares of Common Stock underlying the Warrants for sale in those states in which the Warrants were originally offered. The Warrants may be deprived of any value if a current prospectus covering the shares issuable upon the exercise thereof is not filed and kept effective or if such underlying shares are not, or cannot be, registered in the applicable states. The IPO Warrants may be subject to redemption at $.10 per IPO Warrant on 30 days' prior written notice, provided that the market price of the Common Stock equals or exceeds $7.00 per share (the "Call Price") for 10 consecutive trading days ending within 20 days prior to the notice of redemption. The Class B Warrants may be subject to redemption at $.10 per Warrant on 30 days prior written notice, provided that the average market price equals or exceeds $7.00 per share during the 10 consecutive trading days ending within 20 days prior to the notice of redemption. The Company's Board of Directors has the discretion to reduce the exercise price and the Call Price of the Warrants. In the event the Company exercises the right to redeem the Warrants, such Warrants will be exercisable until the close of business on the date fixed for redemption in such notice. If any Warrant called for redemption is not exercised by such time it will cease to be exercisable and the holder will be entitled only to the redemption price. See "DESCRIPTION OF SECURITIES."


POSSIBLE ANTI-TAKEOVER EFFECTS OF CERTAIN CHARTER PROVISIONS

     The Company's Certificate of Incorporation authorizes the Board of Directors to issue up to 1,000,000 shares of preferred stock, $.01 par value per share. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. No preferred stock is currently outstanding, and the Company has no present plans for the issuance thereof. However, the issuance of any such preferred stock could adversely affect the rights of holders of Common Stock and, therefore, could reduce the value of the Common Stock. See "DESCRIPTION OF SECURITIES."

     The Bylaws of the Company provide for a Board of Directors divided into three classes serving for staggered three-year terms.

     The ability of the Board of Directors to issue preferred stock and the classification of the Board into three classes with staggered three-year terms could discourage, delay or prevent a takeover of the Company.

                                       11


     In addition, the Company, as a Delaware corporation, is subject to the General Corporation Law of the State of Delaware, including Section 203, an anti-takeover law enacted in 1988. In general, the law restricts the ability of a public Delaware corporation to engage in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder. As a result of the application of Section 203 and certain provisions in the Company's Certificate of Incorporation and Bylaws, as amended, potential acquirors of the Company may find it more difficult or be discouraged from attempting to acquire the Company, thereby possibly depriving holders of the Company's securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.


                                       12


                                 USE OF PROCEEDS

     The Company will receive the exercise price of the IPO Warrants and Representative's Warrants upon the exercise, if any, of such securities. For a period of 30 days following the effectiveness of this Prospectus (the "30-Day Period"), each IPO Warrant and each redeemable warrant ("Redeemable Warrant") underlying the Representative's Warrant will be exercisable at $5.00 and $8.65, respectively, to purchase one share of Common Stock and one Class B Warrant. Following the 30-day Period, two IPO Warrants and two Redeemable Warrants will entitle the holder to purchase one share of Common Stock at the respective exercise prices listed in the preceding sentence. During the 30-Day Period, the aggregate exercise price of the IPO Warrants and the Representative's Warrants (including the aggregate exercise price of the Redeemable Warrants) will be $5,750,000 and $1,522,000, respectively. If all of the IPO Warrants and Redeemable Warrants are exercised during the 30-Day Period, the Company would issue 1,250,000 Class B Warrants, which would have an aggregate exercise price of $6,250,000. Following the 30-Day Period, the aggregate exercise price of the IPO Warrants and Representative's Warrants (including the aggregate exercise price of the Redeemable Warrants) will be $2,875,000 and $1,089,500, respectively.

     Proceeds, if any, from any such exercises would be used for working capital and general corporate purposes. The Company may a portion of such proceeds to repay its bank indebtedness, which currently consists of a revolving line of credit facility that bears interest at 8.5% per annum and has a outstanding balance of approximately $1,500,000, and a term note that bears interest at 8.5% per annum and has an outstanding balance of approximately $1,000,000. The revolving line of credit and term note became due on December 31, 1995. The bank has agreed to allow the Company until June 30, 1996 to refinance this indebtedness. The Company used the proceeds from its bank indebtedness for working capital purposes and facilities expansion. The Company may also use up to $1,000,000 of the proceeds resulting from exercises of the Warrants, if any, to pay Printpack under the terms of a settlement arrangement under which Printpack would (i) relinquish its exclusive purchase rights for certain of the Company's proprietary products, (ii) transfer to the Company title to a high-speed vacuum metallizer, and (iii) return to the Company 297,610 shares of the Company's Common Stock. Under the terms of the settlement arrangement, in addition to the $1,000,000 payment to Printpack, the Company will grant Printpack options to purchase 200,000 shares of Common Stock at $4.00 per share and will release Printpack from any claims the Company may have under the terms of a purchase agreement between the parties. The Company may pay, from time to time, certain brokerage firms up to a 5% solicitation fee in connection with solicitations of exercises of the IPO Warrants and Class B Warrants, which fee would reduce the amount of proceeds received by the Company upon exercise of such securities, if any. See "RISK FACTORS - Recent History of Losses; Working Capital Deficit; Auditors' Report Contains Explanatory Paragraph; - Need for Additional Financing; - Dependence on Major Customers" and "PLAN OF DISTRIBUTION."

                                       13


     The Company has agreed to assume all of the costs and fees relating to the registration of the shares of Common Stock covered by this Prospectus, except for any discounts, concessions or commissions payable to underwriters or dealers or agent brokerage fees incident to the offering of the shares of Common Stock covered by this Prospectus and any fees or disbursements of counsel to the selling securityholders. In addition to any such solicitation fee, the Company estimates the expenses associated with this Offering will be approximately $100,000.


                                       14

                              PLAN OF DISTRIBUTION

     The shares of Common Stock covered hereby will be issued by the Company upon exercise of the IPO Warrants, the Class B Warrants and Representative's Warrants. If all of the IPO Warrants and Redeemable Warrants areexercised during the 30-Day Period, the Company will issue 1,250,000 Class B Warrants. The holders of the Securities will act independently of the Company in making decisions with respect to the timing of such exercises, if any.

     The IPO Warrants were originally issued by the Company in connection with its initial public offering completed on September 17, 1993. In September 1995, the Board of Directors of the Company approved a modification of the terms of the IPO Warrants such that (i) the exercise price was reduced from $7.00 per share to $5.00 per share, and (ii) the expiration date was extended from March 8, 1996 to March 8, 1997. In addition, effective March 8, 1996, the Call Price of the IPO Warrants was reduced from $9.00 per share to $7.00 per share.

     The Representative's Warrants were originally issued to the representative (the "Representative") of several underwriters of the IPO and are currently held by certain officers or affiliates of the Representative. The Representative's Warrants enable the holders to purchase an aggregate of 100,000 shares of Common Stock at $6.43 per share and 100,000 Redeemable Warrants at $.14 per warrant. The exercise price of the Redeemable Warrants is $8.65 per share.

     The shares of Common Stock underlying the Warrants and Representative's Warrants may be resold from time to time by the holders thereof, or by pledgees, donees, transferees or other successors in interest. The shares of Common Stock covered by this Prospectus may be resold in one or more transactions on NASDAQ, or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares of Common Stock may be resold by one or more of the following: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares of Common Stock or Warrants as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus; and (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. The Company is paying all of the other expenses of registering the securities offered hereby under the Act estimated to be $100,000 for filing, legal, accounting and miscellaneous fees and expenses. Usual and customary or specifically negotiated brokerage fees or commissions may be paid in connection with resales of securities covered by this Prospectus. The Company will not receive any proceeds from any sales of the Common Stock, but will receive the proceeds generated upon exercise of any of the IPO Warrants and/or the Representative's Warrants.

     In offering the securities for resale, holders of the Warrants and the Representative's Warrants and any broker-dealers who execute sales of Common Stock issuable upon exercise of such securities may be deemed to be "underwriters" within the meaning of the Act in connection with such sales, and any profits realized, including the compensation of such broker-dealer, may be deemed to be underwriting discounts and commissions.

                                       15



     This Offering will terminate on the date on which all shares offered hereby have been issued by the Company.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

     The Company is authorized to issue up to 5,500,000 shares of Common Stock, $.01 par value, of which 3,169,870 were issued and outstanding on April 23, 1996. The following summary description of the Common Stock is qualified in its entirety by reference to the Company's Certificate of Incorporation, as amended. As of April 22, 1996, the Company had 68 holders of record of its Common Stock.

     The holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to a vote of Securityholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of Preferred Stock which may from time to time be outstanding, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor, and, upon the liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preference on the Preferred Stock, if any. Holders of Common Stock have no preemptive rights and have no rights to convert their Common Stock into any other securities. The outstanding Common Stock is, and the Common Stock to be outstanding upon completion of the Offering will be, validly issued, fully paid, and nonassessable.

     Officers and directors of the Company will own approximately 30% of the outstanding Common Stock, exclusive of shares of Common Stock issuable upon exercise of outstanding options or warrants. As a result they will be in a position through their voting control to likely elect all of the members of the Board of Directors and will continue to effectively control the Company.

IPO WARRANTS

     The following is a brief summary of certain provisions of the IPO Warrants, but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Warrant Agreement, as amended, between the Company and American Securities Transfer, Incorporated (the "Transfer and Warrant Agent").

     EXERCISE PRICE AND TERMS

     During the 30-Day Period, each IPO Warrant will entitle the registered holder thereof to purchase one share of Common Stock at an exercise price of $5.00, subject to adjustment in accordance with the anti-dilution and other provisions referred to below, and receive one Class B Warrant for no additional consideration. Following the 30-Day Period, two IPO Warrants will enable the registered holder thereof to purchase one share of Common Stock at a price of $5.00 per share, subject to adjustment in accordance with the anti-dilution and other provisions referred to below.

     The holder of any IPO Warrant may exercise such IPO Warrant by surrendering the certificate representing the IPO Warrant to the Company's Transfer and Warrant Agent, with the subscription on the reverse side of such certificate properly completed and executed, together with payment of the exercise price. The IPO Warrants may beexercised at any time in whole or in part at the applicable exercise price until expiration of the IPO Warrants on March 8, 1997. No fractional shares will be issued upon the exercise of the IPO Warrants.

     REDEMPTION

     The IPO Warrants are subject to redemption at $.10 per IPO Warrant on 30 days' prior written notice, provided that the market price of the Common Stock equals or exceeds $7.00 per share (the "Call Price") for 10 consecutive trading days ending within 20 days prior to the notice of redemption. For purposes of the Warrant Agreement, "market price" is defined as the average of the closing bid and ask prices on NASDAQ. In the event the Company exercises the right to redeem the IPO Warrants, such IPO Warrants will be exercisable until the close of business on the date fixed for redemption in such notice. If any IPO Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the warrantholder will be entitled only to the redemption price.

     ADJUSTMENTS

     The  exercise  price and the number of shares of Common  Stock  purchasable upon the exercise of the IPO Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications on or of the Common Stock. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation or sale of all or substantially all of the assets of the Company in order to enable holders of Redeemable Warrants to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares that might otherwise have been purchased upon the exercise of the IPO Warrant. No adjustments will be made unless such adjustment would require an increase or decrease of at least $.10 or more in such exercise price. No adjustment to the exercise price of the shares subject to the IPO Warrants will be made for dividends (other than stock dividends), if any, paid on the Common Stock or for securities issued pursuant to exercise of the IPO Warrants, the Representative's Warrant, currently outstanding options or options which may be granted under the Plan or shares issued in connection with the acquisition of another business by the Company. In addition, the Company's Board of Directors has the discretion to change the exercise price and Call Price of the IPO Warrants.

     TRANSFER, EXCHANGE AND EXERCISE

     The IPO Warrants may be presented to the Transfer and Warrant Agent for transfer, exchange or exercise at any time at or prior to the close of business on March 8, 1997, at which time the IPO Warrants become wholly void and of no value. If a market for the IPO Warrants is maintained and continues, the holder may sell the IPO Warrants instead of exercising them. There can be no assurance, however, that a market for the IPO Warrants will be maintained or will continue. If the Company is unable to qualify for sale in particular states its Common Stock underlying the IPO Warrants, holders of the IPO Warrants desiring to exercise the IPO Warrants in those states will have no choice but to either sell such IPO Warrants or let them expire. See "RISK FACTORS - Non- Registration in Certain Jurisdictions of Shares Underlying the IPO Warrants; Requirement to Maintain Current Prospectus; Possible Redemption of IPO Warrants."

     WARRANTHOLDER NOT A STOCKHOLDER

     The IPO Warrants do not confer upon holders any voting or other rights as stockholders of the Company.

CLASS B WARRANTS

     The following is a brief summary of certain provisions of the Class B Warrants, but such summary does not purport to be complete and is qualified in all respects by reference to the actual text of the Class B Warrant Agreement, as amended, between the Company and American Securities Transfer, Incorporated (the "Transfer and Warrant Agent"). The Class B Warrants will only be issued to holders of the IPO Warrants and Redeemable Warrants who exercise such securities during the 30-Day Period. No Class B Warrants are outstanding as of the date of this Prospectus.

     EXERCISE PRICE AND TERMS

     If holders of two thirds of the Company's outstanding shares of Common Stock approve an amendment (the "Amendment") to increase the Company's number of authorized shares of Common Stock, then, upon effectiveness of the Amendment, each Class B Warrant will entitle the registered holder thereof to purchase one share of Common Stock at a price of $5.00 per share, subject to adjustment in accordance with the anti-dilution and other provisions referred to below. No assurance can be given that the Amendment will be approved by holders of two-thirds of the Company's outstanding shares of Common Stock or that the Amendment will become effective.


     Subject to the effectiveness of the Amendment, as to which no assurance can be given, the holder of any Class B Warrant may exercise such Class B Warrant by surrendering the certificate representing the Class B Warrant to the Company's Transfer and Warrant Agent, with the subscription on the reverse side of such certificate properly completed and executed, together with payment of the exercise price. The Class B Warrants may be exercised at any time following effectiveness of the Amendment in whole or in part at the applicable exercise price until expiration of the Class B Warrants on May __, 1998. No fractional shares will be issued upon the exercise of the Class B Warrants.


     REDEMPTION


     The Class B Warrants are subject to redemption at $.10 per Class B Warrant on 30 days' prior written notice, provided that the average market price of the Common Stock equals or exceeds $7.00 per share (the "Call Price") during the 10 consecutive trading days ending within 20 days prior to the notice of redemption. For purposes of the Warrant Agreement, "market price" is defined as the average of the closing bid and ask prices on NASDAQ. In the event the Company exercises the right to redeem the Class B Warrants, such Class B Warrants will be exercisable until the close of business on the date fixed for redemption in such notice. If any Class B Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the warrantholder will be entitled only to the redemption price.


ADJUSTMENTS

     The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Class B Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, combinations or reclassifications on or of the Common Stock. Additionally, an adjustment would be made in the case of a reclassification or exchange of Common Stock, consolidation or merger of the Company with or into another corporation or sale of all or substantially all of the assets of the Company in order to enable holders of Redeemable Warrants to acquire the kind and number of shares of stock or other securities or property receivable in such event by a holder of the number of shares that might otherwise have been purchased upon the exercise of the Class B Warrant. No adjustments will be made unless such adjustment would require an increase or decrease of at least $.10 or more in such exercise price. No adjustment to the exercise price of the shares subject to the Class B Warrants will be made for dividends (other than stock dividends), if any, paid on the Common Stock or for securities issued pursuant to exercise of the Class B Warrants, the Representative's Warrant, currently outstanding options or options which may be granted under the Plan or shares issued in connection with the acquisition of another business by the Company. In addition, the Company's Board of Directors has the discretion to change the exercise price and Call Price of the Class B Warrants.

     TRANSFER, EXCHANGE AND EXERCISE


     The Class B Warrants may be presented to the Transfer and Warrant Agent for transfer, exchange or, following and subject to effectiveness of the Amendment, as to which no assurance can be given, exercise at any time at or prior to the close of business on May __, 1998, at which time the Class B Warrants become wholly void and of no value. No assurance can be given that holders of two thirds of the Company's outstanding shares of Common Stock will vote to approve the Amendment of authorized shares of Common Stock and such increase becomes effective. If a market for the Class B develops, as to which there can be no assurance, the holder may sell the Class B Warrants instead of exercising them. There can be no assurance, however, that a market for the Class B Warrants will develop or will continue. If the Company is unable to qualify for sale in particular states its Common Stock underlying the Class B Warrants, holders of the Class B Warrants desiring to exercise the IPO Warrants in those states will have no choice but to either sell such Class B Warrants or let them expire. See "RISK FACTORS - Uncertain Terms of Class B Warrants." "RISK FACTORS - Non-Registration in Certain Jurisdictions of Shares Underlying the Warrants; Requirement to Maintain Current Prospectus; Possible Redemption of Warrants."


     WARRANTHOLDER NOT A STOCKHOLDER

     The Class B Warrants do not confer upon holders any voting or other rights as stockholders of the Company.

REPRESENTATIVE'S WARRANTS

     In connection with the IPO, the Company issued to the Representative, for nominal consideration, the Representative's Warrants to purchase up to 100,000 shares of Common Stock and/or 100,000 Redeemable Warrants. The Representative's Warrants are exercisable at $6.43 per share of Common Stock and $.14 per redeemable warrant through September 9, 1998. The Redeemable Warrants issuable upon exercise of the Representative's Warrants are identical to the IPO

Warrants except that they are exercisable at $8.65 per share. The exercise price of the Representative's Warrants contain provisions for adjustment of the exercise price and the number and type of securities issuable upon the exercise thereof upon the occurrence of certain events. The Representative's Warrants grant to the holders thereof certain rights of registration of the securities issuable upon the exercise thereof.

PREFERRED STOCK

     The Company is authorized to issue up to 1,000,000 shares of Preferred Stock, $.01 par value (the "Preferred Stock"). The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by Securityholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion, redemption rights, and sinking fund provisions.

     No shares of Preferred Stock will be outstanding as of the closing of the Offering and the Company has no present plans for the issuance thereof. The issuance of any such Preferred Stock could reduce the rights, including voting rights, of the holders of Common Stock, and, therefore, reduce the value of the Common Stock. In particular, specific rights granted to future holders of Preferred Stock could be used to restrict the Company's ability to merge with or sell its assets to a third party, thereby preserving control of the Company by existing management.

TRANSFER AND WARRANT AGENT

The Company has appointed American Securities Transfer, Incorporated, Denver, Colorado, as Transfer and Warrant Agent for its Common Stock and IPO Warrants.

SHARES ELIGIBLE FOR FUTURE SALE

     As of April 22, 1996 the Company had 3,169,870 shares of Common Stock outstanding. Of these shares, 1,647,052 were freely tradeable without further registration under the Act. If all of the IPO Warrants, Representative's Warrants and Redeemable Warrants were exercised during the 30-Day Period, the Company would have 4,519,870 shares of Common Stock outstanding, of which 2,997,052 shares would be freely tradeable. In addition, there would be 1,250,000 outstanding Class B Warrants which, upon effectiveness of the Amendment, would be exercisable into an additional 1,250,000 freely tradeable shares of Common Stock. If all of the IPO Warrants, Representative's Warrants and Redeemable Warrants were exercised after the 30-Day Period, the Company would have 3,894,870 shares of Common Stock outstanding, of which 2,372,052 shares would be freely tradeable.

     Of the shares of Common Stock outstanding on April 22, 1996, 1,522,818 were "restricted securities" within the meaning of Rule 144 of the Securities Act and are eligible for sale in the public market in reliance upon, and in accordance with, the provisions of Rule 144. See "RISK FACTORS - Potential Sales Pursuant to Rule 144."

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including a person who may be deemed to be an "affiliate" of the Company as that term is defined under the Securities Act, will be entitled to sell within any three-month period a number of shares beneficially owned for at least two years that does not exceed the greater of
(i) 1% of the then outstanding shares of Common Stock, or (ii)the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and the availability of current public information about the Company. However, a person who is not deemed to have been an affiliate of the Company during the 90 days preceding a sale by such person, and who has beneficially owned shares of Common Stock for at least three years, may sell such shares without regard to the volume, manner of sale, or notice requirements of Rule 144. The holders of 297,610 shares of Common Stock issued to Printpack in September 1992 have certain registration rights with respect to such Common Stock. See "RISK FACTORS - Potential Sales Pursuant to Rule 144."

     Up to 100,000 shares of Common Stock and/or 100,000 redeemable warrants may be purchased by the Representative through September 9, 1998. Any and all shares of Common Stock and/or redeemable warrants purchased upon exercise of the Representative's Warrants may be freely tradeable, provided that the Company satisfies certain securities registration and qualification requirements in accordance with the terms of the Representative's Warrants. In addition, under the 1993 Plan, the Company may issue options to purchase up to 300,000 shares of Common Stock to key employees, officers, directors and consultants, of which options to purchase 234,500 shares of Common Stock were outstanding as of March 25, 1996. Under the Formula Plan, the Company may issue options to purchase up to 50,000 shares of Common Stock, of which options to purchase 6,000 shares were outstanding as of March 25, 1996. Options to purchase 60,922 shares of Common Stock granted outside of 1993 Plan and Formula Plan were outstanding as of March 27, 1996.

     The Company cannot predict the effect, if any, that sales of Common Stock pursuant to Rule 144 or otherwise, or the availability of such shares for sale, will have on the market price prevailing from time to time. Nevertheless, sales by the current Securityholders of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices for the Common Stock. In addition, the availability for sale of a substantial amount of Common Stock acquired through the exercise of the Representative's Warrants and other options or warrants could adversely affect prevailing market prices for the Common Stock.

LIMITATION OF OFFICERS' AND DIRECTORS' LIABILITIES UNDER DELAWARE LAW

     In accordance with Delaware law, the Company's Certificate of Incorporation eliminates in certain circumstances the liability of directors of the Company for monetary damages for breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its Securityholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a willful or negligent declaration of an unlawful dividend, stock purchase or redemption, or (iv) for transactions from which the director derived an improper personal benefit.

     In addition, the Company's Bylaws include provisions to indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement in connection with threatened, pending or completed suits or proceedings against such persons by reason of serving or having served as officers, directors or in other capacities, except in relation to matters with respect to which such persons shall be determined not to have acted in good faith, unlawfully or in the best interests of the Company. With respect to matters as to which the Company's officers and directors and others are determined to be liable for misconduct or negligence in the performance of their duties, the Company's Bylaws provide for indemnification only to the extent that the Company determines that such person acted in good faith and in a manner not opposed to the best interests of the Company.

     However, insofar as indemnification for liabilities may be permitted to directors, officers, or persons controlling the Company pursuant to Delaware state law, as well as the foregoing charter and bylaw provisions, the Company has been informed that in the opinion of the Commission, such indemnification as it relates to federal securities laws is against public policy, and therefore, unenforceable.

     Further, insofar as limitation of liabilities may be so permitted pursuant to Delaware state law, as well as the foregoing charter and bylaw provisions, such limitation of liabilities does not apply to any liabilities arising under federal securities laws.

DIVIDEND POLICY

     The Company has not paid dividends on its Common Stock since its inception and has no intention of paying any dividends to its Securityholders in the foreseeable future. The Company intends to reinvest earnings, if any, in the development and expansion of its business. Any declaration of dividends in the future will be at the election of the Board of Directors and will depend upon the earnings, capital requirements and financial position of the Company, general economic conditions, requirements of any bank lending arrangements which may then be in place and other pertinent factors. The Company's current bank loan agreement prohibits the payment of any dividends without the bank's prior written consent.

                                  LEGAL OPINION

     Certain legal matters relating to the Securities offered hereby will be passed upon for the Company by O'Connor, Broude & Aronson, 950 Winter Street, Waltham, Massachusetts 02154.

                                    EXPERTS

     The financial statements and schedules incorporated by reference in this prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports. Reference is made to said report, which includes an explanatory paragraph regarding the Company's ability to continue as a going concern.

NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUSNOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE CIRCUMSTANCES OF THE COMPANY OR THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                                TABLE OF CONTENTS
                                                                PAGE


Available Information ............................................2
Incorporation by Reference........................................2
The Company ......................................................4
Risk Factors .....................................................5
Use of Proceeds .................................................13
Plan of Distribution ............................................15
Description of Securities........................................17
Legal Opinion ...................................................23
Experts .........................................................23




                        2,600,000 SHARES OF COMMON STOCK
                              AND 1,250,000 CLASS B
                         COMMON STOCK PURCHASE WARRANTS

                               ADVANCED DEPOSITION
                               TECHNOLOGIES, INC.





                            COMMON STOCK AND CLASS B
                         COMMON STOCK PURCHASE WARRANTS




                                   PROSPECTUS




                               ____________, 1996





                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The Company expects to incur the following costs and expenses in connection with the registration of the shares of Common Stock covered by this Prospectus:

         *Registration Fee ...................................... $  2,500.00
         *Legal Fees ............................................ $ 40,000.00
         *Accounting Fees........................................ $  2,500.00
         *Miscellaneous.......................................... $ 55,000.00
                                                                  -----------
         *Total ................................................. $100,000.00
                                                                  ===========
- ------------------
*Estimate

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation or an amendment thereto validly approved by Securityholders to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was deemed illegal or obtaining an improper personal benefit. The Company's Certificate of Incorporation includes the following language:

     "To the maximum extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware, a director of this Corporation shall not be personally liable to the Corporation or its Securityholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its Securityholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

     Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the Company, and, with respect to any criminal action, in which he had reasonable cause to believe his conduct was lawful. The Bylaws of the Company include the following provision:

     "Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called
     "Indemnitees," who may be indemnified by a Delaware corporation pursuant to the provisions of such Section 145, namely, any person, or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated to, indemnify the
     Indemnitees, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and ina manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful."

ITEM 16. EXHIBITS

     (a) The following exhibits are filed herewith:

Exhibit
  No.                 Title

   4a Form of Warrant Agreement between the Company and American Securities Transfer, Inc. (Includes description of Specimen Warrant Certificate)

   5* Opinion Letter of O'Connor, Broude & Aronson as to legality of shares being registered.

  23      Consent of Arthur Andersen LLP.

*filed with the Commission on April 26, 1996.





ITEM 17. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Offering.

(b) The Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of the registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 3 TO ITS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED,
THEREUNTO DULY AUTHORIZED, IN THE CITY OF TAUNTON, COMMONWEALTH OF MASSACHUSETTS, ON THE 7TH DAY OF MAY, 1996.

                                          ADVANCED DEPOSITION TECHNOLOGIES, INC.


                                          By: /s/ Glenn J. Walters
                                             ------------------------------
                                                  Glenn J. Walters, President

     PURSUANT  TO  THE   REQUIREMENTS  OF  THE  SECURITIES  ACT  OF  1933,  THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Signature                              Title                           Date

/s/ Glenn J. Walters       President and Director and                May 7, 1996
- -----------------------    Chief Executive Officer
Glenn J. Walters

/s/ Gordon E. Walters      Chairman of the Board of Directors        May 7, 1996
- -----------------------
Gordon E. Walters


/s/ John M. Buckley        Director                                  May 7, 1996
- -----------------------
John M. Buckley


/s/ Charles R. Buffler     Director                                  May 7, 1996
- -----------------------
Charles R. Buffler


/s/ Robert M. Pozzo        Director                                  May 7, 1996
- -----------------------
Robert M. Pozzo


/s/ John J. Moroney        Director                                  May 7, 1996
- -----------------------
John J. Moroney


/s/ Mark Thomas            Chief Financial Officer                   May 7, 1996
- -----------------------    (Principal Accounting and
Mark Thomas                Financial Officer)